Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2019 RESULTS
Oak Brook, IL – April 30, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2019.
FINANCIAL RESULTS
For the quarter ended March 31, 2019, the Company reported:

▪	Net income attributable to common shareholders of $23.2 million, or $0.11 per diluted share, compared to $41.8 million, or $0.19 per diluted share, for the same period in 2018;

▪	Funds from operations (FFO) attributable to common shareholders of $57.7 million, or $0.27 per diluted share, compared to $52.8 million, or $0.24 per diluted share, for the same period in 2018; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $58.4 million, or $0.27 per diluted share, compared to $55.8 million, or $0.25 per diluted share, for the same period in 2018.

OPERATING RESULTS
For the quarter ended March 31, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store net operating income (NOI) over the comparable period in 2018;

▪	Retail portfolio occupancy: 93.0% at March 31, 2019, down 80 basis points from 93.8% at December 31, 2018 and up 10 basis points from 92.9% at March 31, 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.0% at March 31, 2019, up 30 basis points from 94.7% at December 31, 2018 and up 70 basis points from 94.3% at March 31, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.1% at March 31, 2019, up 30 basis points from 94.8% at December 31, 2018 and up 80 basis points from 94.3% at March 31, 2018;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.17 at March 31, 2019, up 0.6% from $19.06 ABR per occupied square foot at March 31, 2018;

▪	855,000 square feet of retail leasing transactions comprised of 117 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 10.0% on new leases and 4.8% on renewal leases for a blended re-leasing spread of 5.8%.
“We have started 2019 on strong footing with a retail portfolio percent leased rate of 95.1%, our highest since year-end 2014,” stated Steve Grimes, chief executive officer. “Our dedicated team continues to execute on all fronts and we remain focused on delivering our 2019 growth goals.”

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed the sale of one single-user retail asset for $25.9 million. As a result of this sale, two single-user retail assets remain in the portfolio.
The Company remains under contract to sell land and the rights to develop 22 additional residential units at One Loudoun Downtown, a Company-owned multi-tenant retail operating property in the Washington, D.C. metropolitan statistical area (MSA), for $5.0 million, which is expected to close in two phases during 2019, subject to satisfaction of customary closing conditions.
Acquisitions
During the quarter, the Company used disposition proceeds to complete the acquisition of North Benson Center, located in the Seattle MSA, for a gross purchase price of $25.3 million. Shadow-anchored by a national grocer, the 70,500 square foot neighborhood/community center benefits from a five-mile daytime workforce population of approximately 157,000.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2019, the Company had approximately $1.7 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.97%, a weighted average maturity of 4.5 years and a net debt to adjusted EBITDAre ratio of 5.4x.
Subsequent to quarter end, the Company entered into a note purchase agreement with certain institutional investors in a private placement transaction pursuant to which the Company expects to issue $100.0 million of 10-year 4.82% senior unsecured notes on June 28, 2019, subject to satisfaction of customary closing conditions. The Company expects to use the proceeds from the issuance to repay or refinance outstanding indebtedness and for general corporate purposes.
2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.35 to $0.39 per diluted share in 2019. The Company is maintaining its 2019 Operating FFO attributable to common shareholders guidance range of $1.03 to $1.07 per diluted share, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%;

▪	General and administrative expenses of $40 to $43 million;

▪	Additional acquisitions, including repurchases of Class A common stock, and property dispositions evaluated and executed opportunistically; and

▪
Aggregate issuances of $200 to $300 million of unsecured debt capital, dependent on market conditions. The Company intends to use proceeds from such contemplated issuances to repay revolver borrowings.

DIVIDEND
On April 23, 2019, the Company declared the second quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on July 10, 2019 to Class A common shareholders of record on June 25, 2019.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 1, 2019 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 1, 2019 until midnight (ET) on May 15, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13688359.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of March 31, 2019, the Company owned 105 retail operating properties in the United States representing 20.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months ended March 31, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three months ended March 31, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months ended March 31, 2019 represents NOI from the Company’s same store portfolio consisting of 103 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three months ended March 31, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) the redevelopment portion of Circle East, which is in active redevelopment, (iii) the multi-family rental units at Plaza del Lago, which are in active redevelopment, (iv) Carillon, where the Company has begun activities in anticipation of future redevelopment, (v) properties that were sold or held for sale during 2018 and 2019, and (vi) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,050,176	$1,036,901
Building and other improvements	3,590,512	3,607,484
Developments in progress	54,564	48,369
	4,695,252	4,692,754
Less accumulated depreciation	(1,331,679)	(1,313,602)
Net investment properties	3,363,573	3,379,152

Cash and cash equivalents	11,855	14,722
Accounts and notes receivable, net	72,294	78,398
Acquired lease intangible assets, net	92,532	97,090
Right-of-use lease assets	51,357	—
Other assets, net	76,828	78,108
Total assets	$3,668,439	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $712 and $775, respectively, unamortized discount of $(525) and $(536), respectively, and unamortized capitalized loan fees of $(349) and $(369), respectively)	$204,524	$205,320
Unsecured notes payable, net (includes unamortized discount of $(704) and $(734), respectively, and unamortized capitalized loan fees of $(2,799) and $(2,904), respectively)	696,497	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,438) and $(2,633), respectively)	447,562	447,367
Unsecured revolving line of credit	299,000	273,000
Accounts payable and accrued expenses	52,155	82,942
Distributions payable	35,375	35,387
Acquired lease intangible liabilities, net	68,935	86,543
Lease liabilities	91,288	—
Other liabilities	40,483	73,540
Total liabilities	1,935,819	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,585 and 213,176 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	214	213
Additional paid-in capital	4,505,631	4,504,702
Accumulated distributions in excess of earnings	(2,768,965)	(2,756,802)
Accumulated other comprehensive loss	(5,036)	(1,522)
Total shareholders' equity	1,731,844	1,746,591
Noncontrolling interests	776	418
Total equity	1,732,620	1,747,009
Total liabilities and equity	$3,668,439	$3,647,470

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Lease income	$122,703	$124,842

Expenses:
Operating expenses	17,686	20,255
Real estate taxes	18,403	20,468
Depreciation and amortization	43,267	45,228
Provision for impairment of investment properties	—	592
General and administrative expenses	10,499	12,495
Total expenses	89,855	99,038

Other (expense) income:
Interest expense	(17,430)	(18,765)
Gain on sales of investment properties	8,449	34,519
Other (expense) income, net	(659)	222
Net income	23,208	41,780
Net income attributable to noncontrolling interests	—	—
Net income attributable to common shareholders	$23,208	$41,780

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.11	$0.19

Weighted average number of common shares outstanding – basic	212,850	218,849

Weighted average number of common shares outstanding – diluted	213,223	219,403

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended March 31,
	2019	2018

Net income attributable to common shareholders	$23,208	$41,780
Depreciation and amortization of real estate	42,913	44,950
Provision for impairment of investment properties	—	592
Gain on sales of investment properties	(8,449)	(34,519)	(a)
FFO attributable to common shareholders	$57,672	$52,803	(a)

FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.24	(a)

FFO attributable to common shareholders	$57,672	$52,803
Impact on earnings from the early extinguishment of debt, net	—	1,028
Impact on earnings from executive separation (b)	—	1,737
Other (c)	711	207
Operating FFO attributable to common shareholders	$58,383	$55,775

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.25

Weighted average number of common shares outstanding – diluted	213,223	219,403

(a)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result of the adoption, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the three months ended March 31, 2018 to exclude the gain on sale of non-depreciable investment property of $2,179. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the three months ended March 31, 2018.

(b)	Reflected as an increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included within "Other (expense) income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.35	$0.39
Depreciation and amortization of real estate	0.77	0.77
Gain on sales of investment properties	(0.09)	(0.09)
FFO attributable to common shareholders	$1.03	$1.07

Other	—	—
Operating FFO attributable to common shareholders	$1.03	$1.07

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2019	2018

Net income attributable to common shareholders	$23,208	$41,780
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(8,449)	(34,519)
Depreciation and amortization	43,267	45,228
Provision for impairment of investment properties	—	592
General and administrative expenses	10,499	12,495
Interest expense	17,430	18,765
Straight-line rental income, net	(1,500)	(2,479)
Amortization of acquired above and below market lease intangibles, net	(2,334)	(854)
Amortization of lease inducements	296	241
Lease termination fees, net	(1,188)	(1,019)
Non-cash ground rent expense, net	358	526
Other expense (income), net	659	(222)
NOI	82,246	80,534
NOI from Other Investment Properties	(1,966)	(2,369)
Same Store NOI	$80,280	$78,165

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	March 31, 2019	December 31, 2018

Mortgages payable, net	$204,524	$205,320
Unsecured notes payable, net	696,497	696,362
Unsecured term loans, net	447,562	447,367
Unsecured revolving line of credit	299,000	273,000
Total	1,647,583	1,622,049
Mortgage premium, net of accumulated amortization	(712)	(775)
Mortgage discount, net of accumulated amortization	525	536
Unsecured notes payable discount, net of accumulated amortization	704	734
Capitalized loan fees, net of accumulated amortization	5,586	5,906
Total debt principal	1,653,686	1,628,450
Less: consolidated cash and cash equivalents	(11,855)	(14,722)
Total net debt	$1,641,831	$1,613,728
Net Debt to Adjusted EBITDAre (a)	5.4x	5.5x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	March 31, 2019	December 31, 2018

Net income	$23,208	$12,144
Interest expense	17,430	16,828
Depreciation and amortization	43,267	43,870
Gain on sales of investment properties	(8,449)	—
Provision for impairment of investment properties	—	763
EBITDAre	$75,456	$73,605
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$75,456	$73,605
Annualized Adjusted EBITDAre	$301,824	$294,420

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.